CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Post Effective Amendment to the Registration Statement on Form N-1A of Northern Lights Fund Trust regarding the Prospectus and Statement of Additional Information of The Collar Fund, a series of the Northern Lights Fund Trust.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

June 22, 2009